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                                                                    EXHIBIT 10.1

                      RETIREMENT AND CONSULTING AGREEMENT


THIS RETIREMENT AND CONSULTING AGREEMENT (the "Agreement"), dated as March __, 1997 (the "Effective Date"), is between CommNet Cellular Inc., a Colorado corporation (the "Company"), and Arnold C. Pohs (the "Executive").

      WHEREAS, the Executive has been employed by the Company since January
5, 1986 and has been Chief Executive Officer of the Company since August 1989;
and

      WHEREAS, the Executive will be retiring from the Company on a date designated by the Executive (the "Retirement Date"); and

      WHEREAS, the Company recognizes that the Executive's contribution to the Company has been substantial and meritorious and, in consideration for the Executive's dedicated service with the Company and his retirement from the Company on his Retirement Date, the Executive and the Company have agreed to enter into this Agreement; and

      WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

      WHEREAS, the Company recognizes that the Executive's years of service with the Company and his experience with the Company's business make him uniquely qualified to act in a consulting capacity for the Company; and

      WHEREAS, the Company is desirous of assuring the consulting services of the Executive in the above stated capacity, and the Executive is desirous of having such assurance.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. RETIREMENT BENEFITS. In consideration for the Executive's dedicated service to the Company, the Executive shall receive the following upon the Executive's retirement from the Company:

      (a) A lump-sum payment, payable within thirty (30) days after the Executive's Retirement Date, equal to the Executive's Supplemental Retirement Benefits. For this purpose, Supplemental Retirement Benefits shall mean the additional Employer Contributions and Matching Contribution under the CommNet Cellular Inc. Retirement Savings Plan (the "Retirement Plan") and allocations of Employer
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Contributions under the CommNet Cellular Inc. Employee Stock Ownership
Plan (the "ESOP") the Executive would have been entitled to under such plans had such contributions and allocations been determined without regard to the statutory limits applicable to such contributions and allocations under the Internal Revenue Code for the period beginning five years prior to the Executive's Retirement Date and ending on the Executive's Retirement Date. For purposes of calculating the Executive's Supplemental Retirement Benefits, no additional Deferral Contributions shall be assumed to have been made under the Retirement Plan except for purposes of determining the Company Matching Contribution, in which case it shall be assumed that the Executive had made the maximum allowable Deferral Contributions under such plan. In addition, such Supplemental Retirement Benefits shall also include interest on such amounts equal to the interest which would have been credited on such contributions and allocations had such amounts been credited annually with the prime lending rate as announced from time to time in the Wall Street Journal.

      (b) A lump-sum payment equal to the present value of five (5) times the annual premium cost with respect to the Executive's coverage level and plan option immediately prior to the Executive's Retirement Date of the CommNet Cellular Inc. health plan and the Exec-U-Care Medical Reimbursement Insurance. Such amount shall be payable within thirty (30) days after the Executive's Retirement Date. The discount rate used to determine the present value of this benefit shall be the prime lending rate, on the Executive's Retirement Date. Further, the Company shall procure for the Executive a suitable Medicare supplement policy, which the Executive will pay for.

      (c) Immediately prior to the Executive's Retirement Date, a grant of 50,000 shares of Restricted Stock under the CommNet Cellular Inc. Omnibus Stock and Incentive Plan (the "Stock Plan"), or such other incentive plan applicable to the Executive. Such shares shall vest and shall become immediately transferable upon the earlier to occur of (i) the Executive's death, (ii) the Executive's Disability (as defined in the Stock Plan), (iii) the occurrence of a Change in Control of the Company as described in Section 3(b)(ii) hereof, or
(iv) the last day of the Consulting Term described in Section 2(a), without regard to any extension of such term thereof, provided that the Executive has continued to provide consulting services as required under this Agreement throughout the entire Consulting Term or until the Executive's earlier death or Disability or the Company's termination of this Agreement under Section 2(g). In the event this Agreement is terminated by the Company pursuant to Section 2(g) hereof, or the Executive voluntarily terminates this Agreement, all shares of Restricted Stock which have not vested shall be immediately forfeited. Prior to the date such shares become freely transferable, the Executive shall be entitled to receive cash payment equal to any cash dividends or other distributions paid with respect to any corresponding number of shares of Company stock from time to time, as and when dividends or other distributions may be paid with respect to the Company's stock. Any shares of stock distributed to the Executive with respect to the Restricted Stock shall be subject to the same terms and conditions which apply to the

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Restricted Stock. Except to the extent provided in this Agreement, the grant of
Restricted Stock provided hereunder will be subject to the provisions of the Stock Plan.

      2. CONSULTING SERVICES. The Company hereby retains the Executive to consult with and advise the Company, effective as of the Executive's Retirement Date, and the Executive hereby accepts such engagement and agrees to consult with and advise the Company, in accordance with the terms and conditions hereinafter set forth.

      (a) TERM. The term of this consulting engagement shall commence on the Executive's Retirement Date and shall continue until the sixth anniversary of the Executive's Retirement Date (the "Consulting Term"). The Executive and the Company may negotiate the extension of such term at any time. Any references to such Consulting Term herein shall not include any extension thereof unless explicitly so provided.

      (b) DUTIES AND RESPONSIBILITIES. The Executive hereby agrees to consult with and advise the Company on such matters as may be referred to him from time to time by the Board of Directors of the Company (the "Board") or by the Chairman and Chief Executive Officer of the Company. It is agreed that the Company maintains no right of control as to the method or means of accomplishing the work which is so referred to the Executive.

      (c) STATUS AS INDEPENDENT CONTRACTOR. The Executive is, and shall be deemed for all purposes of this Agreement to be, an independent contractor, and nothing in this Agreement shall be deemed to create or imply an agency or employment relationship between the Executive and the Company. The Executive shall be responsible for all taxes, withholding, and other payments and filings required as a result thereof.

      (d) COMPENSATION. For all consulting services rendered by the Executive under this Agreement, the Company shall pay to the Executive a consulting fee equal to fifty percent (50%) of the Executive's final annualized base salary plus final year's annualized bonus per year. The consulting fee shall be payable in a manner mutually agreed upon by the Executive and the Company.

      (e) OFFICE SPACE AND SUPPORT. The Company shall furnish the Executive with office space, secretarial assistance, and such other facilities and services as shall be convenient and adequate for the performance of his duties as set forth in this Agreement.

      (f) EXPENSES. The Company shall reimburse the Executive for all ordinary and reasonable out-of-pocket business expenses incurred by him in connection with the discharge of his duties and responsibilities hereunder.

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      (g)   TERMINATION. Except in the event of the Executive's failure to satisfactorily perform the consulting services required herein, this Agreement shall continue in effect until the end of the Consulting Term established in
Section 2(a) hereof. Upon such a termination, no further obligations will exist under this Agreement except for the payment of consulting fees accrued but unpaid at the date of termination.

      3. CHANGE IN CONTROL BENEFITS. Upon the occurrence of the first, and no other, Change in Control (as defined in Section 5 hereof) of the Company which occurs after the effective date of this Agreement, the Executive shall be entitled to benefits under this Article 3 depending upon the time at which such Change in Control occurs.

      (a) CHANGE IN CONTROL AFTER EFFECTIVE DATE BUT BEFORE CONSULTING SERVICES COMMENCE. Upon the occurrence of a Change in Control of the Company after the Effective Date of this Agreement and prior to the commencement of the Consulting Term, the Executive must elect either (i) to receive the benefits provided to the Executive under the Change-in-Control Agreement entered by and between the Executive and the Company on July 9, 1993, as amended (the "Change-in-Control Agreement"), or (ii) to retire from the Company and receive the benefits provided under this Section 3(a). If the Executive elects to retire from the Company and receive the benefits provided under this Section 3(a), the Executive shall receive:

      (i) All benefits under Section 1 hereof determined as if the Executive had retired immediately prior to the Change in Control; provided, however, that in lieu of the shares of Restricted Stock to be granted pursuant to Section 1(c) hereof, the Executive shall be granted an equal number of shares of stock of the Company or an equivalent number of shares of any successor company, in either case, with no such restrictions; and

      (ii) A lump-sum payment within thirty (30) days after a Change in Control of the Company equal to the Consulting fees not yet paid under the Agreement for the entire Consulting Term.

      The receipt of benefits pursuant to this Section 3(a) is contingent upon the Executive's election to forego any benefits under the Change-in-Control Agreement. As such, no benefits will be payable under this Section 3(a) if any benefits are payable to the Executive under the Change-in-Control Agreement.

      (b) CHANGE IN CONTROL AFTER CONSULTING SERVICES COMMENCE. Upon the occurrence of a Change in Control of the Company after the commencement of the Consulting Term, no benefits shall be payable to the Executive under the Change in control Agreement and the Executive shall be entitled to:

      (i) A lump-sum payment payable within thirty (30) days after a Change in Control of the Company equal to the consulting fees not yet paid under the remaining portion of the Consulting Term; and

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      (ii)  All restrictions with respect to the shares of Restricted Stock granted pursuant to Section 1(c) hereof shall lapse upon the occurrence of the Change in Control.

      4. TAX GROSS-UP PAYMENT. If any of the payments under Article 3 hereof (the "Change-in-Control Payments") are at any time determined to be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax on Change-in-Control Payments and any federal, state, and local income tax or employment tax and Excise Tax upon the Gross-up Payment provided for by this
Section 4, shall be equal to the Change-in-Control Payment.

      5. CHANGE IN CONTROL DEFINED. For the purposes of this Agreement, a Change in Control will be deemed to have occurred if:

      (a) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

      (b) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

      (c) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there ceases to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

      6.    NONSOLICITATION OF EMPLOYEES; CONFIDENTIALITY; NONCOMPETITION.

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      (a)   The Executive covenants and agrees that at no time during the
Consulting Term, or in the event of a Change in Control of the Company, the six
(6) year period beginning on the Executive's Retirement Date, will the Executive directly or indirectly (i) employ or seek to employ any person or entity employed at that time by the Company or otherwise encourage or entice any such person or entity to leave such employment; (ii) become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for a Competitor (as defined below); (iii) acquire an ownership or interest in a Competitor; or (iv) solicit any customers of the Company on behalf of or for the benefit of a Competitor. Executive further covenants and agrees that at no time following the Executive's retirement from the Company will the Executive communicate, furnish, divulge or disclose in any manner to any person or entity confidential business information or trade secrets of the Company, without the prior express written consent of the Company. For purposes of this Section 6, "Competitor" means any entity which, at any relevant time, engages in the wireless telecommunications business or any other business in which the Company is then engaged (or any business which, at the Retirement Date was anticipated to be engaged in by the Company) or which is directly competitive with the business (or anticipated business) of the Company within any state in the United States or any foreign country in which the Company is doing business, attempting to do business or anticipated to do business. For purposes of this Section 6, all references to the Company include the subsidiaries and affiliates of the Company.

      (b) The Company and the Executive acknowledge and agree that damages cannot adequately compensate the Company in the event of a violation of any of the restrictive covenants in this Section 6 and that injunctive relief shall be essential for the protection of the Company and its respective successors and assigns. Accordingly, the Company and the Executive agree and consent that, in the event of a violation or breach of any of the restrictive covenants herein, the Company shall be entitled to obtain injunctive relief against the Executive, without bond but upon due notice, in addition to such other relief as may appertain at law or in equity. Obtaining an injunction by the Company shall not be considered an election of remedies it may have at law or in equity.

      (c) If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extend permitted by the law of that state.

      7.    CONTENTS OF AGREEMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC.
This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive hereunder which are of a personal nature shall neither be assigned nor delegated in whole or in part by the Executive. This

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Agreement shall not be amended except by a written instrument duly executed by the Company and the Executive.

       8. SEVERABILITY. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

      9. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the state of Colorado.

      10. NOTICES. All notices, and other communications hereunder shall be given in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

      If to the Company:

      CommNet Cellular Inc.
      8350 East Crescent Parkway
      Suite 400
      Englewood, CO 80111


      If to the Executive:

      Arnold C. Pohs
      6333 S. Jackson Street
      Littleton, CO  80121

All such notices shall be deemed to have been given on the date delivered or mailed in the manner provided above.

      11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been executed as of March __, 1997.

                                        COMMNET CELLULAR INC.


______________________________          By: ________________________
Arnold C. Pohs                          Its: _________________________

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